Enterprise Accumulation Trust
Attachment for Sub-Item 77C
Submission of Matters to a Vote of Security Holders
For the Period January 1, 2002 through June 30, 2002


     A Joint Special Meeting of the Shareholders the Enterprise Accumulation Trust (the "Meeting"), was held at 3 p.m. Eastern time on March 28, 2002, at the offices of the Enterprise Accumulation Trust, Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, for the following purpose:


        For each Portfolio, to approve changes to the Portfolio's fundamental investment restrictions or polocies, relating to the following:

	(a) portfolio diversification;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			17,701,838	1,159,960	1,165,608
		Small Company Value	16,075,629	1,106,924	1,151,447
		Managed			48,553,222	2,589,323	3,707,742
		International Growth	12,988,265	  718,889	  775,117
		High-yield Bond		22,221,144	  969,174	1,372,272
		Growth and Income	28,927,599	  987,317	1,931,600
		Small Company Growth	 9,442,664	  474,472	  571,076
		Capital Appreciation	 9,240,893	  407,922	  443,035
		Equity Income		 7,311,987	  200,179	  532,607
		Growth			48,697,143	1,944,416	3,051,564
		Balanced		 4,029,398	  106,238	  363,312
		Multi-Cap Growth	10,570,542	  484,616	  778,494

	(b) issuing senior securities, borrowing money or pleding assets;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			15,267,443	3,107,765	1,652,198
		Small Company Value	13,734,929	2,977,797	1,621,274
		Managed			42,037,073	7,569,707	5,243,507
		International Growth	11,438,830	1,955,066	1,088,375
		High-yield Bond		19,330,107	3,478,350	1,754,133
		Growth and Income	25,946,711	3,143,182	2,756,623
		Small Company Growth	 8,308,742 	1,468,769	  710,701
		Capital Appreciation	 8.262,728	1,210,497	  618,625
		Equity Income		 6,568,977	  712,037	  763,759
		Growth			43,678,516	5,931,555	4,083,052
		Balanced		 3,719,552	  322,412	  456,985
		Multi-Cap Growth	 9,138,951	1,685,853	1,008,850

	(c) buying and selling real estate;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			16,381,138	2,221,093	1,425,175
		Small Company Value	14,841,233	2,072,801	1,419,965
		Managed			45,038,591	5,617,583	4,194,114
		International Growth	12,217,850	1,332,224	  932,197
		High-yield Bond		20,496,489	2,364,551	1,701,550
		Growth and Income	27,366,945	2,234,348	2,245,223
		Small Company Growth	 8,802,022	  954,893	  731,297
		Capital Appreciation	 8,691,616	  821,188	  579,046
		Equity Income		 6,736,681	  631,241	  676,851
		Growth			45,718,785	4,449,018	3,525,320
		Balanced		 3,903,974	  196,767	  398,208
		Multi-Cap Growth	 9,914,287	1,077,827	  841,539

	(d) buying and selling commodities and commodity contracts;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			15,214,177	3,309,093	1,504,136
		Small Company Value	13,694,506	3,131,144	1,508,351
		Managed			41,851,173	8,298,170	4,700,945
		International Growth	11,551,520	1,973,190	  957,561
		High-yield Bond		19,440,873	3,432,351	1,689,366
		Growth and Income	25,866,314	3,399,336	2,580,866
		Small Company Growth	 8,512,522	1,243,858	  731,832
		Capital Appreciation	 8,126,540	1,308,276	  657,034
		Equity Income		 6,483,451	  835,336	  725,986
		Growth			43,528,279	6,330,069	3,834,774
		Balanced		 3,682,094	  335,439	  461,416
		Multi-Cap Growth	 9,397,385	1,516,253	  920,015

	(e) portfolio concentration;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			16,069,523	2,111,870	1,846,013
		Small Company Value	14,638,387	2,005,652	1,689,961
		Managed			44,480,501	5,234,015	5,135,772
		International Growth	11,979,507	1,452,070	1,050,693
		High-yield Bond		20,662,619	2,188,136	1,711,835
		Growth and Income	27,255,994	1,901,255	2,689,267
		Small Company Growth	 8,742,333	1,019,551	  726,328
		Capital Appreciation	 8,518,886	  954,225	  618,739
		Equity Income		 6,862,703	  383,864	  798,207
		Growth			45,890,402	3,827,127	3,975,593
		Balanced		 3,877,019	  197,853	  424,078
		Multi-Cap Growth	 9,787,218	1,052,023	  994,412

	(f) engaging in underwriting;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			15,644,651	2,616,226	1,766,529
		Small Company Value	14,382,844	2,270,043	1,681,113
		Managed			43,375,650	6,249,561	5,225,076
		International Growth	11,789,494	1,497,351	1,195,426
		High-yield Bond		20,424,546	2,380,161	1,757,883
		Growth and Income	26,340,870	2,920,443	2,585,203
		Small Company Growth	 8,508,317	1,223,935	  755,960
		Capital Appreciation	 8,374,984	1,033,835	  683,030
		Equity Income		 6,631,363	  668,757	  744,653
		Growth			44,512,921	5,100,194	4,080,008
		Balanced		 3,770,152	  273,343	  455,454
		Multi-Cap Growth	 9,437,809	1,400,560	  995,283

	(g) making loans;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			15,416,109	2,996,186	1,615,111
		Small Company Value	13,978,534	2,744,230	1,611,236
		Managed			42,647,862	7,397,320	4,805,105
		International Growth	11,536,948	1,855,165	1,090,158
		High-yield Bond		19,661,495	3,183,543	1,717,553
		Growth and Income	25,918,728	3,478,209	2,449,579
		Small Company Growth	 8,340,501	1,362,426	  785,285
		Capital Appreciation	 8,160,502	1,309,809	  621,539
		Equity Income		 6,489,724	  871,741	  683,308
		Growth			43,544,931	6,433,441	3,714,750
		Balanced		 3,642,435	  414,477	  442,036
		Multi-Cap Growth	 9,354,508	1,559,648	  919,496

	(h) investing in new companies;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			16,695,263	1,859,025	1,473,117
		Small Company Value	15,145,191	1,773,867	1,414,942
		Managed			45,334,265	4,993,336	4,522,686
		International Growth	12,166,142	1,342,592	  973,537
		High-yield Bond		21,017,647	1,853,650	1,691,293
		Growth and Income	27,707,672	1,760,078	2,378,766
		Small Company Growth	 9,004,124	  843,906	  640,182
		Capital Appreciation	 8,769,850	  770,545	  551,455
		Equity Income		 6,730,580	  585,560	  728,633
		Growth			46,473,253	3,554,535	3,665,336
		Balanced		 3,800,196	  262,054	  436,699
		Multi-Cap Growth	10,133,099	  820,011	  880,543

	(i) investing in companies owned by management;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			14,001,793	 4,526,903	1,498,710
		Small Company Value	12,664,107	 4,184,914	1,484,979
		Managed			39,359,046	11,007,937	4,483,304
		International Growth	10,740,529	 2,660,527	1,081,215
		High-yield Bond		18,530,159	 4,082,618	1,949,813
		Growth and Income	24,490,656	 4,981,033	2,374,827
		Small Company Growth	 7,686,629	 2,143,844	  657,739
		Capital Appreciation	 7,724,477	 1,779,384	  587,989
		Equity Income		 6,225,276	 1,197,468	  622,028
		Growth			41,014,257	 9,032,662	3,646,204
		Balanced		 3,347,307	   637,275	  514,368
		Multi-Cap Growth	 8,611,158	 2,328,155	  894,340

	(j) investing in warrants;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			14,783,659	3,131,985	2,111,762
		Small Company Value	13,368,656	2,898,073	2,067,270
		Managed			40,691,395	8,029,241	6,129,650
		International Growth	11,269,193	1,952,486	1,260,592
		High-yield Bond		19,255,590	3,217,848	2,089,152
		Growth and Income	24,922,173	3,591,786	3,332,557
		Small Company Growth	 8,074,229	1,391,600	1,022,383
		Capital Appreciation	 7,859,635	1,403,405	  828,809
		Equity Income		 6,278,611	  949,997	  816,165
		Growth			42,265,699	6,537,318	4,890,107
		Balanced		 3,507,193	  449,665	  542,091
		Multi-Cap Growth	 9,019,781	1,585,290	1,228,582

	(k) investing to exercise control or mangement of another company;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			15,185,583	3,186,157	1,658,666
		Small Company Value	13,925,903	2,746,223	1,661,874
		Managed			42,329,319	7,482,760	5,038,208
		International Growth	11,451,509	1,940,783	1,089,980
		High-yield Bond		19,466,422	3,284,389	1,811,779
		Growth and Income	25,709,328	3,418,528	2,718,660
		Small Company Growth	 8,430,828	1,303,760	  753,624
		Capital Appreciation	 8,120,598	1,241,316	  729,936
		Equity Income		 6,555,897	  761,897	  727,820
		Growth			43,183,168	6,337,941	4,172,014
		Balanced		 3,525,113	  488,300	  485,537
		Multi-Cap Growth	 9,416,087	1,393,571	1,023,995

	(l) purchasing securities of other investment companies;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			16,110,706	2,258,816	1,657,884
		Small Company Value	14,873,727	2,005,536	1,454,737
		Managed			44,420,570	5,693,710	4,736,006
		International Growth	12,073,455	1,365,277	1,043,538
		High-yield Bond		20,459,171	2,445,209	1,658,210
		Growth and Income	26,627,338	2,566,170	2,653,008
		Small Company Growth	 8,771,624	  953,778	  762,810
		Capital Appreciation	 8,529,014	  874,734	  688,102
		Equity Income		 6,683,296	  712,168	  649,309
		Growth			45,162,345	4,469,345	4,061,740
		Balanced		 3,727,639	  305,823	  465,486
		Multi-Cap Growth	 9,773,323	1,086,538	  973,792

	(m) making short sales;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			14,971,999	3,289,880	1,765,527
		Small Company Value	13,767,107	2,909,091	1,657,802
		Managed			41,718,868	7,958,950	5,172,469
		International Growth	11,357,955	1,923,869	1,200,446
		High-yield Bond		19,428,031	3,263,508	1,871,052
		Growth and Income	25,565,475	3,526,029	2,755,012
		Small Company Growth	 8,515,894	1,272,442	  699,876
		Capital Appreciation	 8,318,870	1,129,428	  643,552
		Equity Income		 6,403,549	  820,892	  820,332
		Growth			42,936,740	6,434,861	4,321,522
		Balanced		 3,577,514	  362,285	  559,149
		Multi-Cap Growth	 9,353,090	1,497,211	  983,352

	(n) investing in illiquid securities;
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			14,386,076	3,690,843	1,950,487
		Small Company Value	13,062,328	3,441,037	1,830,635
		Managed			40,138,974	9,163,931	5,547,383
		International Growth	10,968,011	2,251,937	1,262,323
		High-yield Bond		18,827,145	3,586,821	2,148,624
		Growth and Income	25,025,869	3,944,845	2,875,802
		Small Company Growth	 7,879,833	1,792,824	  815,555
		Capital Appreciation	 7,907,039	1,471,343	  713,468
		Equity Income		 6,211,705	1,044,231	  788,837
		Growth			41,731,727	7,600,988	4,360,407
		Balanced		 3,516,939	  459,774	  522,236
		Multi-Cap Growth	 8,938,990	1,917,768	  976,895

	(O) purchasing securities on margin
					AFFIRMATIVE	AGAINST		ABSTAIN
		Equity			14,264,345	 3,995,612	1,767,449
		Small Company Value	12,959,441	 3,697,400	1,677,158
		Managed			39,533,162	10,325,576	4,991,549
		International Growth	10,847,433	 2,409,034	1,225,804
		High-yield Bond		18,613,202	 3,872,872	2,076,516
		Growth and Income	24,905,504	 4,141,757	2,799,256
		Small Company Growth	 7,802,969	 1,898,274	  786,970
		Capital Appreciation	 7,712,068	 1,671,223	  708,559
		Equity Income		 6,097,337	 1,274,579	  672,857
		Growth			40,748,144	 8,427,912	4,517,067
		Balanced		 3,511,493	   465,281	  522,175
		Multi-Cap Growth	 8,724,292	 2,105,833	1,003,528


     All additional information pertaining to this matter can be found in the following Edgar filing made to the SEC on February 8, 2002.
Accession Number : 0000950144-02-001099
File Number : 811-05543
Form Type : DEFS14A
CIK Number : 0000832359
Company : Enterprise Accumulation Trust